EXHIBIT 10.3

ALLOCATION POLICY AGREEMENT
BY AND AMONG
UNITED DEVELOPMENT FUNDING, L.P.,
UNITED DEVELOPMENT FUNDING II, L.P.,
UNITED DEVELOPMENT FUNDING III, L.P.,
UNITED DEVELOPMENT FUNDING IV,
UNITED DEVELOPMENT FUNDING LAND OPPORTUNITY FUND, L.P.,
UNITED DEVELOPMENT FUNDING INCOME FUND V,
UMTH LAND DEVELOPMENT, L.P. AND
UDFH LAND DEVELOPMENT, L.P.

This Allocation Policy Agreement (the “Agreement”) is executed this      day of            , 20  , by and among United Development Funding, L.P., a Delaware limited partnership (“UDF I”), United Development Funding II, L.P., a Delaware limited partnership (“UDF II”), United Development Funding III, L.P., a Delaware limited partnership (“UDF III”), United Development Funding IV, a Maryland real estate investment trust (“UDF IV”), United Development Funding Land Opportunity Fund, L.P., a Delaware limited partnership (“UDF LOF”), United Development Funding Income Fund V, a Maryland real estate investment trust (“UDF V,” and together with UDF I, UDF II, UDF III, UDF IV and UDF LOF, the “UDF Funds”), and UMTH Land Development, L.P., a Delaware limited partnership (“UMTH LD”) and UDFH Land Development, L.P, a Delaware limited partnership (“UDFH LD”).

FACTUAL BACKGROUND

1. The UDF Funds invest, or will invest, in the acquisition of land and development of single-family lots, construction of single-family homes and model homes, and/or the acquisition of model homes and finished lots utilizing a diverse range of capital structures such as equity investments, joint venture participations, mezzanine loans, subordinated loans and senior loans.

2. The lifecycle of single-family lot development and home construction generally begins with the acquisition of land for development of single-family lots, followed by the entitlement and engineering of the subject property, followed by the development of raw land into a finished lot, followed by the construction and sale of a single-family home. There are differing levels of capital appreciation, cash flow, loan-to-value ratios, development risk, market risk and investment yields over the course of the development lifecycle.

3. Each of the UDF Funds invests, or will invest, in substantially similar land development opportunities, although such investments may be made at different points in the development lifecycle in accordance with the investment criteria, yield requirements, cash flow expectations, investment horizon and risk tolerances of the respective UDF Fund at the time the investment is made. In addition, the UDF Funds will determine to exit investments in land development and home construction projects at different points in the development lifecycle in accordance with the investment criteria, yield requirements, cash flow expectations, investment horizon and risk tolerances of the respective UDF Fund at the time the exit is made.

4. UDFH LD is the asset manager of UDF V. In exercising its duties to UDF V, UDFH LD will manage each investment in accordance with the investment criteria, yield requirements, cash flow expectations, investment horizon and risk tolerances of UDF V as each investment progresses.

5. UMTH LD is the asset manager of UDF I, UDF II, UDF LOF and UDF IV and the general partner of UDF III. In exercising its duties to each of the UDF I, UDF II, UDF LOF, UDF IV and UDF III, UMTH LD will manage each investment in accordance with the investment criteria, yield requirements, cash flow expectations, investment horizon and risk tolerances of the respective fund as each investment progresses.

6. Certain officers, general partners, limited partners and owners of UDFH LD also serve as officers, general partners, limited partners and owners of UMTH LD; therefore, the UDF Funds each recognize that, in exercising its duties to each of them, UDFH LD and UMTH LD will encounter conflicts of interest. Thus, each of the UDF Funds, UDFH LD and UMTH LD seeks to equitably apportion investment opportunities among and between such entities in accordance with each fund’s investment criteria, yield requirements, cash flow expectations, investment horizon and risk tolerances at the time each transaction opportunity is presented by UDFH LD and/or UMTH LD.

AGREEMENT

NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1. In each case in which there is an opportunity to purchase, originate or invest in a transaction, including any investment that qualifies for the investment criteria, yield requirements, cash flow expectations, investment horizon and risk tolerances of any two or more UDF Funds (an “Investment Opportunity”) which are described generally in Appendix A hereto, the Investment Opportunity shall be allocated as follows:

Each Investment Opportunity will be allocated to the UDF Fund with the highest “Cash Available Percentage,” which is defined as the ratio of the Cash Available for Investment (as defined below) over the total Equity Invested (as defined below). For purposes of this Agreement, “Equity Invested” shall mean the dollar amount of both direct investments and retained earnings as determined by the Most Recent Financial Statements, and the “Most Recent Financial Statements” shall mean the most recently available audited or unaudited financial statements prepared by the respective entities with respect to the most recent calendar quarter. For purposes of this Agreement, “Cash Available for Investment” shall mean cash on hand available to be invested, not including any lines of credit or other borrowing facilities, as determined by the respective fund asset manager as of the same date as the Most Recent Financial Statements.

2. In each case in which an Investment Opportunity is presented to a UDF Fund, the transaction opportunity shall be structured in compliance with the investment limitations and requirements set forth in the applicable organizational and operational documents of the respective UDF Fund and any applicable prospectus or offering memorandum relating to the respective UDF Fund. Unless the organizational and operational documents of the respective UDF Fund are more restrictive, the following terms apply:

A. UDF V shall not (i) sell any loan to, (ii) acquire any loan from, or (iii) participate in any loan with any of UDFH LD, UMTH LD or any other UDF Fund; and

B. UDF V shall not (i) sell any asset to, (ii) acquire any asset from, (iii) participate in any asset with, or (iv) invest jointly in any asset with any of UDFH LD, UMTH LD or any other UDF Fund.

3. Notwithstanding anything contained herein to the contrary, UDFH LD and UMTH LD shall exercise their best efforts to reasonably allocate Investment Opportunities amongst the UDF Funds as set forth herein, provided, however, that UDFH LD and UMTH LD may use approximations and rounding. UDFH LD and UMTH LD will rely on their Investment Committee to apply each UDF Fund’s investment criteria, yield requirements, cash flow expectations, investment horizon and risk tolerances to recommend an investment or sale by the respective UDF Funds. Further, notwithstanding anything contained herein to the contrary, UDFH LD and UMTH LD and their agents cannot give assurances that they will recommend investment in all Investment Opportunities of which they become aware that are suitable for one or more UDF Funds on an equal allocation amongst such entities.

4. This Agreement shall be governed and construed under the laws of the State of Texas.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

By:	UDFH Land Development, L.P., a Delaware limited partnership By: Name: Title:
By:	UMTH Land Development, L.P., a Delaware limited partnership By: Name: Title:
By:	United Development Funding, L.P., a Delaware limited partnership
By:	United Development Funding, Inc., its general partner By: Name: Title:
By:	United Development Funding II, L.P., a Delaware limited partnership
By:	United Development Funding II, Inc., its general partner By: Name: Title:
By:	United Development Funding III, L.P., a Delaware limited partnership
By:	UMTH Land Development, L.P., a Delaware limited partnership By: Name: Title:

By:	United Development Funding Land Opportunity Fund, L.P., a Delaware limited partnership
By:	UDF Land GenPar, L.P., a Delaware limited partnership By: Name: Title:
By:	United Development Funding IV, a Maryland real estate investment trust By: Name: Title:
By:	United Development Funding Income Fund V, a Maryland real estate investment trust By: Name: Title:

APPENDIX A

Investment Criteria, Yield Requirements, Cash Flow Expectations,
Investment Horizons and Risk Tolerances of the UDF Funds

UDF I:

UDF I provides asset level and fund level leverage and generally seeks to invest in land acquisition and development loans and participation agreements, provides equity as an investment in entities that acquire and develop single-family residential properties, and provides credit enhancements to developers and entities in connection with third-party financing of land acquisition and development loans.

UDF I generally seeks capital appreciation through value enhancement, higher yields and internal rates of return and lower-to-more-moderate cash flow from loans and equity investments with a mid- to long-term investment horizon and high risk tolerances.

UDF II:

UDF II provides asset level and fund level leverage and generally seeks to invest in land acquisition and development loans and participation agreements, provides equity as an investment in entities that acquire and develop single-family residential properties, and provides credit enhancements to developers and entities in connection with third-party financing of land acquisition and development loans.

UDF II generally seeks capital appreciation through value enhancement, higher yields and internal rates of return and lower-to-more-moderate cash flow from loans and equity investments with a mid- to long-term investment horizon and high risk tolerances.

UDF III:

UDF III does not make equity investments and does not utilize permanent leverage and generally seeks to (i) invest in secured real estate loans made to persons and entities for the acquisition of parcels of real property to be developed as single-family residential lots that will be marketed and sold to home builders, (ii) secure such loans by a first lien or a second lien on real property or a pledge of the borrowing entities’ ownership interest, and (iii) provide credit enhancements to developers, homebuilders and other real estate entities in connection with third-party financing of home construction loans and land acquisition and development loans.

UDF III does not seek capital appreciation and generally seeks moderate yield and higher cash flow from loans with a mid-term investment horizon and a moderate risk tolerance.

UDF LOF:

UDF LOF generally seeks to invest in and finance finished lots, paper lots and land to be developed into residential lots and model and finished new home inventory.

UDF LOF generally seeks capital appreciation, high yields and low-to-moderate cash flow from loans and equity investments with a mid-to-long-term investment horizon and a high risk tolerance.

UDF IV:

UDF IV generally seeks to (i) invest in land acquisition and development loans, finished lot loans, model and new home inventory, loans for the construction of new homes and participation agreements, (ii) secure such loans by either a first lien or a second lien on real property or a pledge of the borrowing entities’ ownership interest, (iii) invest in the equity of entities that acquire and develop single-family residential properties, (iv) invest in discounted cash flows secured by municipal assessments levied on real property and (v) provide credit enhancements to developers and entities in connection with third-party financing of land acquisition and development loans.

UDF IV generally seeks moderate yields and moderate-to-high cash flow from loans and capital appreciation from equity investments with a mid-term investment horizon and a low risk tolerance.

UDF V:

UDF V generally seeks to (i) invest in land acquisition and development loans, (ii) secure such loans by either a first lien or a second lien on real property or a pledge of the borrowing entities’ ownership interest, (iii) invest in the equity of entities that acquire and develop single-family residential properties and (iv) provide credit enhancements to developers and entities in connection with third-party financing of land acquisition and development loans.

UDF V generally seeks moderate yields and moderate-to-high cash flow from loans and capital appreciation from equity investments with a mid-term investment horizon and a low risk tolerance.